Exhibit   99.2

RESIGNATION OF DIRECTOR

The undersigned hereby resigns from the position of director of Nature Vision, Inc. (and any subsidiaries of Nature Vision, Inc. of which the undersigned is a director) to be effective immediately following the closing on the 2009 sale of certain shares of Nature Vision, Inc. capital stock to Swordfish Financial, Inc.

/s/ Jeff Zernov
Jeff Zernov (printed name)